Exhibit 10.1

Execution

Version

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of May 12, 2022, by and between ARE-500 ARSENAL STREET, LLC, a Delaware limited liability company (“Landlord”), and ENANTA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of April 15, 2011, as amended by that certain First Amendment to Lease Agreement dated as of March 5, 2015 (as amended, the “Lease”), wherein Landlord leases to Tenant certain premises containing approximately 48,516 rentable square feet (the “Premises”) within the building located at 500 Arsenal Street, Watertown, Massachusetts, as more particularly described therein. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Term of the Lease is scheduled to expire on August 31, 2022.

C. Of even date herewith, Landlord and Tenant have entered into that certain Lease Agreement (the “New Lease”), wherein Landlord leases to Tenant certain premises within the building commonly known as Building 2 to be constructed within the complex commonly known as The Arsenal on the Charles campus, in Watertown, Massachusetts, as such premises is particularly described in the New Lease.

D. Landlord and Tenant now desire to amend the Lease to coordinate the scheduled expiration date of the Term of the Lease with the Rent Commencement Date or Tenant’s occupancy under the New Lease, as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Expiration Date of Lease. The Expiration Date of the Lease is hereby amended to be the date that is the earlier of (i) 60 calendar days following the Rent Commencement Date under the New Lease and (ii) 60 calendar days following Tenant’s occupancy of the premises under the New Lease. The period of the Lease commencing on September 1, 2022 (i.e., the day following the Expiration Date of the Lease prior to giving effect to this Second Amendment) (the “Stub Term Commencement Date”) and expiring on the Expiration Date of the Lease (as amended herein) shall be referred to herein as the “Stub Term”. Notwithstanding the foregoing, if, for whatever reason, the New Lease is terminated prior to the occurrence of the Rent Commencement Date thereunder, then the Expiration Date of the Lease shall be the date which is twelve (12) months following the termination of the New Lease. Notwithstanding anything to the contrary contained herein or in the Lease, Tenant shall have no right to extend the term of the Lease beyond the Expiration Date set forth in this Section 1 of this Second Amendment, and any extension or renewal rights set forth in the Lease are null and void.

2. Rent During the Stub Term. During the Stub Term, Tenant shall continue to pay Rent and all other amounts due and payable under the Lease; provided that the Base Rent for the Stub Term shall be $291,096.00 per month (based on $72/RSF annually) as of the Stub Term Commencement Date and shall increase on each annual anniversary of the Stub Term Commencement Date (each, an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by three percent (3%) and adding the resulting amount to such Base Rent payable immediately before such Adjustment Date.

3. Deletion of Right to Extend Term. Section 39 of the Lease is hereby deleted in its entirety and replaced with the words “Intentionally omitted”, and Tenant shall have no right to extend the Term beyond the Expiration Date of the Lease (as amended herein).

4. Surrender and Yield Up Obligations. For the avoidance of doubt, and notwithstanding anything herein to the contrary, all of Tenant’s surrender and yield up obligations in connection with the end of the Term, including, without limitation, such obligations set forth in Section 12, Section 28, and Section 30(d) of the Lease, shall remain in full force and effect.

5. Authority. Landlord represents and warrants to Tenant that it has the right, power and authority to execute and deliver this Second Amendment and to perform its obligations hereunder, and this Second Amendment is a valid and binding obligation of Landlord enforceable against Landlord in accordance with the terms hereof. Tenant represents and warrants to Landlord that it has the right, power and authority to execute and deliver this Second Amendment and to perform its obligations hereunder, and this Second Amendment is a valid and binding obligation of Tenant enforceable against Tenant in accordance with the terms hereof.

6. OFAC. Tenant is currently (i) in compliance with, and shall at all times during the Term remain in compliance with, the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (ii) not listed on, and shall not during the Term be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (iii) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

7. Brokerage. Landlord and Tenant each hereby represents and warrants that, other than Jones Lang LaSalle (the “Broker”) it has not dealt with any broker, agent or other person entitled to a commission, compensation or fee in connection with the transaction contemplated by this Second Amendment (as opposed to the transaction contemplated by the New Lease). Landlord and Tenant hereby agree to defend, indemnify and hold harmless the other, and its successors and assigns, against and from all claims, losses, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, arising out of any claim for a commission or other form of compensation by any broker, consultant, finder or like agent, by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment. Landlord shall be responsible for all commissions due to the Broker arising out of the execution of this Second Amendment subject to and in accordance with the terms of a separate agreement with the Broker.

8. Conflict/Ratification; Amendment. Except as amended herein, the Lease shall remain in full force and effect and the parties hereto ratify and reconfirm the Lease. In the event of any conflict between this Second Amendment and the Lease, the provisions of this Second Amendment shall control. No amendment or modification of this Second Amendment, and no further amendment or modification of the Lease (except as explicitly contemplated in Section 1 hereof), will be effective unless it is in writing and signed by Landlord and Tenant.

9. Governing Law. This Second Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions.

10. Counterparts. This Second Amendment may be executed in as many counterparts as the parties hereto may deem necessary or convenient, and each such counterpart shall be deemed an original but all of which, together, shall constitute but one and the same document. Counterparts may be delivered via electronic mail (including PDF or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

11. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their successors and permitted assigns.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered under seal as of the day and year first above written.

LANDLORD:

ARE-500 ARSENAL STREET, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:
Name:	Allison Grochola
Title:	SVP - Real Estate Legal Affairs

TENANT:

ENANTA PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:	Paul J. Mellett
Title:	Senior Vice President and Chief Financial Officer

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

[Signature Page to Second Amendment to Lease]